EXHIBIT 10.5A3
AMENDMENT NUMBER 3
TO
LICENSE AND DISTRIBUTION AGREEMENT
     This Amendment Number 3 to License and Distribution Agreement (the “Amendment”) is entered into as of December 21, 2005 (the “Effective Date”) by and between Altiris, Inc., a Delaware corporation, having its principal place of business at 588 W. 400 South, Lindon, Utah 84042 (“Altiris”) and Hewlett-Packard Company, a Delaware corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California 94304 (“HP”) (individually, the “Party;” collectively, the “Parties”).
RECITALS
     WHEREAS, the Parties have previously entered into a License and Distribution Agreement dated August 2001, as amended (the “Agreement”), that grants HP rights to incorporate certain Altiris software into HP product lines; and
     WHEREAS, the Parties desire to amend the Agreement to update certain deliverables provided by Altiris and the terms and conditions corresponding to such deliverables.
     NOW, THEREFORE, in consideration of the above recitals, the mutual undertakings of the Parties as contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
I. DEFINITIONS
     All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.
II. MODIFICATIONS. The Agreement is amended and supplemented as follows:
1. In Section 6.7 (b), the first sentence is deleted and replaced with the following:
[*]
2. Section 7.3 is deleted and replaced with the following:
[*]
3. Section 8.6 (a) shall be modified as follows:
[*]
[*] These provisions are the subject of a Confidential Treatment Request
4. Replace in Section 8.6 (c) the second sentence with the following:
[*]
[*] These provisions are the subject of a Confidential Treatment Request

5. Section 11.6 is deleted and replaced with the following:
     “(a) Renewal. This Agreement shall be renewable at HP’s option (each term for which renewal is elected is an “HP Renewal”) to be exercised upon written notice to Altiris at least 90 days prior to the end of the Initial Term or the then applicable yearly extension period for an additional two year period for up to four years. During each of the additional two-year HP Renewals, at HP’s option and election (which may be made at any time prior to the commencement of the then forthcoming applicable HP Renewal), the parties may amend the Agreement as they mutually agree. During the period of a HP Renewal all of the terms of this Agreement continue in full force and effect, except for those which explicitly terminate during the Initial Term and those terminated in any renewal Amendments.
     (b) HP’s Renewal for this Amendment is for a period of two (2) years and shall commence on the Effective Date.”
6. For avoidance of doubt, royalty rates for HP’s Itanium based platforms are not part of this Amendment and will be agreed upon by both parties during good faith negotiations in a further amendment.
7.     [*]
III. CONFLICTS
     All other terms not expressly amended herein shall remain in full force and effect as set forth in the Agreement. Should a conflict arise between this Amendment and the Agreement, the provisions of this Amendment shall control.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, all as of the date first written above.

Altiris, Inc.		Hewlett-Packard Company

Signature	/s/ Michael R. Samuelian	Signature	/s/ Lee Johns

Print Name	Michael R. Samuelian	Print Name	LEE JOHNS

Title	Vice President Sales	Title	Director, Velocity Software

Date	12/21/05	Date	12/21/05

Reviewed by Altiris Legal

By:	SGA

Date	12/21/2005
[*] These provisions are the subject of a Confidential Treatment Request